Exhibit 99.1

RACHNA BHASIN JOINS RYMAN HOSPITALITY PROPERTIES BOARD OF DIRECTORS

NASHVILLE, Tenn. – (March 9, 2016) – Rachna Bhasin, Chief Business Officer of Magic Leap, Inc., has been elected to the Board of Directors of Ryman Hospitality Properties, Inc. (NYSE:RHP) effective today.

Ms. Bhasin’s election follows a Board vote during a meeting held on March 8, 2016. With this addition, the Ryman Hospitality Properties Board of Directors will expand to eleven members.

“Rachna brings extensive technology, brand building and media industry expertise to our company, and I am very excited to have her perspective on our Board, especially as we continue to develop our media and entertainment business,” said Colin V. Reed, chairman and chief executive officer of Ryman Hospitality Properties. “Rachna’s addition to the Board, along with that of our other new member, Bill Hagerty, ensures that we are well-positioned to continue executing on our Company’s strategic growth initiatives.”

Ms. Bhasin joins the current Ryman Hospitality Properties Board of Directors, which is comprised of:

•	Michael J. Bender, COO, Global E-Commerce, Wal-Mart Stores, Inc.

•	E. K. Gaylord II, President, Eleven Sands Exploration and Chairman, E.K. Capital

•	William F. Hagerty, IV, Co-Founder and Managing Director, Hagerty, Peterson and Company

•	D. Ralph Horn, Chairman of the Board (Retired), First Horizon National Corp. and First Tennessee Bank, National Association

•	Ellen R. Levine, Editorial Director, Hearst Magazines

•	Patrick Q. Moore, Executive Vice President, Chief Strategy and Corporate Development Officer, YP Holdings

•	Robert S. Prather, Jr., President and CEO, Heartland Media, LLC

•	Colin V. Reed, Chairman and CEO, Ryman Hospitality Properties

•	Michael D. Rose, Chairman, Midaro Investments

•	Michael I. Roth, Chairman and CEO, The Interpublic Group of Companies, Inc.

Ms. Bhasin has been Chief Business Officer of Magic Leap, Inc., the leading pioneer in digital lightfield technology, since October 2015. Prior to that, she was Senior Vice President of Corporate Strategy and Business Development at SiriusXM Radio, where she led a team focused on the identification, development and execution of new business initiatives. Previously, Ms. Bhasin was General Manager, Strategic Partnerships and Personalization, at Dell, Inc. She was also Vice President of Business Development at EMI Music, North America.

Ms. Bhasin serves on the board of the GRAMMY Foundation, and is also a member of the Strategic Advisory Council for Mouse, a national youth development nonprofit that seeks to empower students with technology.

Ms. Bhasin is a graduate of Victoria University of Wellington, in New Zealand, and holds an MBA from Harvard Business School.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a REIT for federal income tax purposes, specializing in group-oriented, destination hotel assets in urban and resort markets. The Company’s owned assets include a network of four upscale, meetings-focused resorts totaling 7,795 rooms that are managed by lodging operator Marriott International, Inc. under the Gaylord Hotels brand. Other owned assets managed by Marriott International, Inc. include Gaylord Springs Golf Links, the Wildhorse Saloon, the General Jackson Showboat, The Inn at Opryland, a 303-room overflow hotel adjacent to Gaylord Opryland and AC Hotel Washington, DC at National Harbor, a 192-room hotel near Gaylord National. The Company also owns and operates media and entertainment assets, including the Grand Ole Opry (opry.com), the legendary weekly showcase of country music’s finest performers for 90 years; the Ryman Auditorium, the storied former home of the Grand Ole Opry located in downtown Nashville; and 650 AM WSM, the Opry’s radio home. For additional information about Ryman Hospitality Properties, visit www.rymanhp.com.

Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, President and Chief Financial Officer	Brian Abrahamson, Vice President of Corporate Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
(615) 316-6588	(615) 316-6302
mfioravanti@rymanhp.com	babrahamson@rymanhp.com

~or~	~or~
Todd Siefert, Vice President of Corporate Finance & Treasurer	Josh Hochberg or Dan Zacchei
Ryman Hospitality Properties, Inc.	Sloane & Company
(615) 316-6344	(212) 446-1892 or (212) 446-1882
tsiefert@rymanhp.com	jhochberg@sloanepr.com dzacchei@sloanepr.com